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                                                                    Exhibit 3.65

                                   CHARTER OF

                     SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

         The undersigned natural person, having capacity to contract, and acting as the Incorporator of a corporation under the Tennessee General Corporation Act, adopts the following Charter for such corporation:

         1.       The name of the corporation is SOUTHEASTERN EMERGENCY
PHYSICIANS, INC.

         2.       The duration of the corporation is perpetual.

         3. The address of the principal office of the corporation in the state of Tennessee shall be 1924 Alcoa Highway, Box U43, Knoxville, Tennessee 37920, County of Knox.

         4.       The corporation is for profit.

         5.       The purpose for which the corporation is organized is:

                  To conduct the general business of a professional medical corporation, and specifically of operating and managing emergency room facilities located in hospitals. The corporation is also organized for any other lawful purpose related to the foregoing, and shall have all the powers of a corporation as outlined in Section 48-402 T.C.A.

         6. The maximum number of shares which the corporation shall have the authority to issue is 2,000 shares, with no par value.

         7. The corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

         8.       Other provisions:

                  (a) Capital surplus of the corporation may be distributed by resolution of the Board of Directors without stockholders' vote or approval.
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                  (b)      The corporation by resolution of its Board of
Directors can redeem, purchase, or acquire its own stock out of unrestricted or unreserved capital surplus without stockholder approval.

                  (c) The Board of Directors of the corporation may take any action which by law they are required or permitted to take, without a meeting, upon written consent signed by all directors setting forth the action so taken.

Dated: January 3, 1985

                                            /s/ W.W. Davis
                                            -------------------------------
                                            W.W. DAVIS, INCORPORATOR


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                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                     SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

                          CHANGING THE PRINCIPAL OFFICE

                  Pursuant to the provisions of Section 48-1-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

         1.       The name of the corporation is Southeastern Emergency
Physicians, Inc.

         2. The amendment adopted is: Paragraph 3 of the charter is deleted and the following is inserted:

         3. The address of the principal office of the corporation in the State of Tennessee shall be 218 Peters Road, Suite A, Knoxville, Tennessee 37923, County of Knox.

         4. The amendment was duly adopted at a meeting of the directors on July 1, 1986.

         Dated this 1st day of July, 1986.

                                      SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

                                      BY:      /s/ Lynn Massingale
                                               ______________________________
                                               LYNN MASSINGALE, PRESIDENT
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                                CHANGE OF ADDRESS

                                       OF

                                REGISTERED AGENT

                                       OF

                     SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

         To the Secretary of State of the State of Tennessee:

         Pursuant to the provisions of Section 48-1-1201 of the Tennessee General Corporation Act, the undersigned domestic corporation submits the following statement for the purpose of changing the address of the registered agent for the corporation in the State of Tennessee:

         1.       The name of the corporation is Southeastern Emergency
Physicians, Inc.

         2. The name and new street address of its registered agent in the State of Tennessee shall be Lynn Massingale, 218 Peters Road, Suite A, Knoxville, Tennessee 37923.

         Dated this 1st day of July, 1986.

                                    SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

                                    BY:      /s/ Lynn Massingale
                                             ______________________________
                                             LYNN MASSINGALE, PRESIDENT
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                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                     SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

         1.       The name of the corporation is Southeastern Emergency
Physicians, Inc.

         2.       The text of each amendment adopted is:

                  The principal office of the corporation is 9207 Park West Blvd., Suite 102, Knoxville, TN 37923. The mailing address of the corporation is P. 0. Box 30698, Knoxville, TN 37930.

         3.       The corporation is a for-profit corporation.

         4. The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issued shares is as follows:

         5. The amendment was duly adopted on January 15, 1989 by (the shareholders).

[NOTE:  Please strike the choices which do not apply to this amendment.]

         6. If the amendment is not to be effective when these articles are filed by the Secretary of State, the date/time it will be effective is ____________, 19__ (date) ___________ (time).

[NOTE: The delayed effective date shall not be later than the 90th day after the date this document is filed by the Secretary of State.]

2/7/90                                   Southeastern Emergency Physicians, Inc.
---------------------------------------  ---------------------------------------
Signature Date                           Name of Corporation

President                                /s/ H. Lynn Massingale
---------------------------------------  ---------------------------------------
Signer's Capacity                        Signature

                                         H. Lynn Massingale, M.D.
                                         ---------------------------------------
                                         Name (Typed or Printed)
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                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                     SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned Corporation hereby submits the following articles to amend its Charter and states as follows:

         1. The name of the Corporation is Southeastern Emergency Physicians,
Inc.

         2. The text of the amendment adopted is:

                  (a) The Corporation hereby changes its registered agent and office to: W. Dale Amburn, 1716 Clinch Avenue, Knoxville, Tennessee 37916.

                  (b) The Corporation hereby changes the street address of its principal office to 1900 Winston Road, Post office Box 30698, Knoxville, Tennessee 37930.

                  (c) The Corporation hereby adds the following paragraph to its
Charter: "No director may be sued by the corporation or its shareholders for breach of his or her fiduciary duty to the corporation, provided, however, that this provision shall not absolve a director from a breach of his or her duty of loyalty, or acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, or for distributions in violation of T.C.A. Section 48-18-304."

         3. After the changes are made, the street address of the registered office of the Corporation and the business office of its registered agent shall be identical.

         4. The amendment was duly adopted on the 28th day of October, 1992, by the board of directors without shareholder action, as such shareholder action was not required.

         DATED this 28th day of October, 1992.
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                              SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

                              By:  /s/ H.R. Mamigalumio
                                   __________________________________________

                              Its: President


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